Exhibit 99.2

                                    EXHIBIT A

                           REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 28, 2003, by and between ROO Media Corporation
Inc., a Delaware corporation (the "Company"), and Avenue Group, Inc., a Delaware corporation (the "Shareholder"), with reference to the following facts.

                              W I T N E S S E T H:

         WHEREAS, on the date hereof, pursuant to the terms of the Subscription Agreement dated November 28, 2003, between the Company and the Shareholder, (the "Offering") the Shareholder has acquired an aggregate amount of seventy-five (75) shares of the Company's common stock (the "Common Stock") (hereinafter collectively referred to as the "Shares");

         WHEREAS, the Company has agreed with the Shareholder to grant certain registration rights to Shareholder with respect to the Shares.

         NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, the parties hereto agree as follows:


         1.       Registration of the Shares.
                  --------------------------

                  (a) The Company agrees, subject to the requirements and restrictions of the Securities Act of 1933, as amended (the "Act"), and the terms and conditions herein, to include the reoffer and resale by the Shareholder of the Shares purchased by the Shareholder in this Offering in a registration statement under the Act (the "Registration Statement"). The Registration Statement shall also, at the Shareholder's option, cover the distribution of the Shares to the Shareholder's shareholders. The Company has agreed to utilize its best efforts to (i) file the Registration Statement with the Securities and Exchange Commission (the "SEC") no later than March 31, 2004, and (ii) to take such further actions and file such amendments to the Registration Statement as may be necessary to respond to any comments that the SEC may have in a timely manner and to otherwise take such steps as may be necessary so that the Registration Statement is declared effective as soon as reasonably practicable after the filing thereof. Notwithstanding the Company's best efforts, in the event the Company has not filed the Registration Statement with the SEC on or prior to April 15, 2004, or the Registration Statement is not declared effective by the SEC on or prior to August 1, 2004, the Company agrees to issue to the Shareholder a number of shares of its common stock equal to two percent (2%) of the total number of Shares sold to Shareholder pursuant to the Subscription Agreement (the "Additional Shares"). In addition, if, at the end of each fifteen (15) calendar day period following April 15, 2004 or August 1, 2004, as applicable, the Company still has not filed the Registration Statement with the SEC, the Company shall issue to Shareholder a number of shares of its common stock equal to two percent (2%) of the total number of Shares (including any Additional Shares) sold or issued to Shareholder pursuant to this Subscription Agreement. Any Additional Shares issued by the Company shall be included with the Shares on the Registration Statement. Notwithstanding the foregoing, the Company shall not be obligated to issue the Additional Shares if the delay in filing of the Registration Statement is caused solely by the Shareholder's failure to deliver, in a commercially reasonable and timely manner, the information regarding the Shareholder that is needed by the Company to complete the Registration Statement.

         In connection with the foregoing, the Shareholder agrees to cooperate with the Company and to provide the Company in a timely manner with all information regarding the Shareholder as the Company may reasonably request in connection with the preparation of the Registration Statement. In addition, the Shareholder agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Shareholder or Shareholder's plan of distribution as set forth in such Registration Statement.

                  (b) The Company shall prepare and file with the SEC (i) such amendments and supplements to the Registration Statement and any "Prospectus," as such term is hereinafter defined, used in connection therewith, and (ii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the first to occur of (A) all of the Shares have been previously sold, distributed or disposed of pursuant to the Registration Statement; (B) all of the Shares have otherwise been sold, distributed, transferred or disposed of to any entity other than an Affiliate of the Shareholders; or (C) one hundred and eighty (180) days from the effective date of the Registration Statement or such other time thereafter as the Company in its sole discretion may agree to.

                  (c) In order to facilitate the public sale or other disposition or distribution of all or any of the Shares by the Shareholders pursuant to the Registration Statement, the Company shall furnish to the Shareholders with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as such Shareholders reasonably requests in conformity with the requirements of the Act (collectively, the "Prospectus").

                  (d) The Company shall file such documents, if any, reasonably required of the Company for normal blue sky clearance in New York, California and such other state(s) as the Company in its sole discretion may agree to; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to general taxation in any such jurisdiction; (iii) consent to general service of process in any such jurisdiction; or (iv) undertake compliance with substantive requirements of the blue sky laws or regulations of a jurisdiction which are unreasonably burdensome or onerous, including escrow requirements.

         2.       Registration Statement Delaying or Suspension Events.
                  ----------------------------------------------------

                  (a) Notwithstanding anything to the contrary contained herein, the Company shall be entitled to (i) postpone the filing of the Registration Statement required to be prepared and filed by it hereunder or (ii) withdraw the Registration Statement after its filing but before it has been declared effective, if, in either case, the Company in its good faith discretion determines that such registration would interfere in any material respect with any proposal or plan by the Company to engage in any financing or any material acquisition or disposition by the Company or any subsidiary thereof of the capital stock or assets (other than in the ordinary course of business), any tender offer or any offering, merger, consolidation, corporate reorganization or restructuring or other similar transaction material to the Company and its subsidiaries as a whole ("Material Event"). In the event the filing of the Registration Statement is postponed or withdrawn, the Company shall file or re-file the Registration Statement within ten (10) days after the Company, in its good faith discretion, determines that the Material Event has been completed or terminated. Nothing in this paragraph shall effect the Company's obligations to deliver to Shareholder the Additional Shares pursuant to paragraph 1(a) herein.

                  (b) The Shareholders further acknowledge and agree that after the effective date of the Registration Statement the Company may, in its good faith discretion, determine that there is a Material Event and that the use of the Prospectus should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended, to report the Material Event. Each Shareholder hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives such Shareholder written notice of the suspension of the use or the Prospectus and ending at the time the Company gives such Shareholder written notice that the Shareholders may thereafter effect sales pursuant to the Prospectus.

                  (c) The Company shall disclose to the Shareholders the nature of any Material Event or the business purpose for which it has delayed or withdrawn the Registration Statement or suspended the use of the Prospectus, provided the Shareholders agree to keep any information so disclosed confidential and not complete any trades of Common Stock until the Company informs the Shareholders the information is considered public information or is no longer material.

         3. Transfer of Shares. Shareholders agree not to effect any disposition of the Shares that would constitute a "sale" within the meaning of the Act, except pursuant to the Registration Statement or in a transaction exempt from registration under the Act, in which case the Shareholders shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Act.

         4.       Registration Expenses
                  ---------------------

         All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation (i) all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD, as may be required by rules and regulations of the NASD, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications for the Shares), if any, rating agency fees, printing expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and of printing prospectuses, messenger and delivery expenses, (ii) internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), and (iii) fees and expenses of (a) counsel for the Company, (b) the Company's independent certified public accountants, and (c) counsel for the Shareholders, (all such expenses being herein called "Registration Expenses") will be borne by the Company. Any underwriting discounts or commissions attributable to the sale of the Shares shall be borne by the Shareholders. In the event that following effectiveness of the Registration Statement, it becomes necessary for the Company to prepare and file a supplemental prospectus or amended prospectus in order to maintain the effectiveness of such Registration Statement, the Company shall pay all printing costs associated with the printing of such supplemental or amended Prospectus to be distributed in connection with sales of their securities pursuant thereto.

         5.       Miscellaneous
                  -------------

                  (a) Publicity. No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement shall be issued, given, made or otherwise disseminated by the Shareholders, or any of their respective Associates at any time, without the prior written approval of the Company. Notwithstanding anything to the contrary contained herein, the Company shall be entitled to issue press releases regarding the transactions contemplated by this Agreement.

                  (b) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of law).

                  (c) Arbitration of Disputes.
                      ------------------------

                      (i) All Disputes arising between the parties hereto with respect to the making, construction, terms, or interpretation of this Agreement or any breach thereof, or the rights or obligations of any party hereto or thereto, shall, in lieu of court action, be submitted to mandatory, binding arbitration, pursuant to the terms of Section F5 of each Shareholder's Subscription Agreement.

                      (ii) BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" SECTION OF YOUR SUBSCRIPTION AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY THE LAWS OF THE STATE OF CALIFORNIA AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO

DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" SECTION OF YOUR SUBSCRIPTION AGREEMENT. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE LAWS OF THE STATE OF CALIFORNIA. YOU AGREE THAT YOUR AGREEMENT TO THIS ARBITRATION SECTION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" SECTION OF YOUR SUBSCRIPTION AGREEMENT TO NEUTRAL ARBITRATION.

INITIALS          RP



COMPANY'S INITIALS          JH

                  (d) Notices. All notices and other communications required or permitted under this Agreement shall be in writing which are addressed as provided in this Section 5(d) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five (5) Business Days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two (2) Business Days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents. Initially, all notices shall be sent to the parties hereto as follows:

if to the Company:

         AVENUE GROUP, INC.
         15303 Ventura Boulevard
         Suite 900
         Sherman Oaks, CA. 91403
         Attention: Jonathan Herzog
         Telephone: (818) 380-3020
         Facsimile:  (818) 380-3021

with a copy to (not constituting notice):

         Barry L. Burten, Esq.
         Jeffer, Mangels, Butler & Marmaro LLP
         1900 Ave. of the Stars, 7th Floor
         Los Angeles, CA 90067
         Telephone:  (310) 785-5359
         Facsimile:  (310) 712-3359
if to the Shareholders at the addresses or facsimile numbers set forth beneath their respective names on the signature page hereof.

                  (e) Headings. The table of contents of this Agreement and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  (f) Assignment. No Shareholder may assign any of its rights or delegate any of its obligations under this Agreement to any other person without the prior written consent of the Company. The Company may assign the Company's rights and obligations hereunder to an Affiliate or pursuant to the acquisition of all or substantially all of the voting securities or assets of the Company by means of a merger, stock purchase or other similar transaction.

                  (g) Third Party Beneficiaries. Nothing in this Agreement is intended to provide any rights or remedies to any person (including any employee or creditor of any Shareholder) other than the parties hereto.

                  (h) Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  (i) Integration, Entire Agreement. Except as expressly noted in Section 5(c) above, this Agreement sets forth the entire understanding of the Parties hereto and supersedes all other agreements and understandings between any of the parties relating to the subject matter hereof and thereof.

                  (j) No Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (k) Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed by the Company and the Shareholder.

                  (l) Representations and Warranties, Representatives. No party hereto shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its representative employees, agents and representatives.

                  (m) Interpretation of the Agreement:

                      (i) Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement;

                      (ii) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders;

                      (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation"; and

                      (iv) References herein to "Sections" and "Exhibits" are intended to refer to Sections of and Exhibits to this Agreement.

                  (o) Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: ROO MEDIA CORPORATION


         By: /s/ Robert Petty
             ----------------
         Name:  Robert Petty
         Title: CEO

SHAREHOLDER: AVENUE GROUP, INC.


         By: /s/ Jonathan Herzog
             ---------------------------
         Name:  Jonathan Herzog
         Title: Executive Vice President